Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL REPORTS THIRD QUARTER FISCAL YEAR 2014 RESULTS

•	Company increases Fiscal Year 2014 revenue and EPS guidance

•	8.3% year-over-year growth in third quarter consolidated service revenue to $492.4 million

•	Gross margin of 34.4%, up 300 basis points year-over-year

•	Operating income grew 42.5% year-over-year to $52.2 million

•	GAAP operating margin of 10.6% (adjusted operating margin of 10.8%)

•	Diluted earnings per share of $0.60 grew 20.0% year-over-year in the quarter

•	Cash flow from operations of $76.4 million

•	Net new business wins of $572.9 million; net book-to-bill ratio of 1.16; backlog at $4.93 billion

Boston, MA, April 29, 2014 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the third quarter of Fiscal Year 2014, which ended on March 31, 2014.

In commenting on the results of the quarter, Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer, stated, “In the third quarter, we delivered revenue in line with guidance, solid operational improvements, earnings that exceeded our expectations, and positive new business results. Our third quarter GAAP operating margin of 10.6% is an all-time record for the Company. We are pleased that the productivity and efficiency-related investments we have made, particularly in the Clinical Research Services business, have continued to pay off.”

Mr. von Rickenbach continued, “We are on track to execute our strategy and deliver on our commitments for Fiscal Year 2014. We are experiencing positive momentum in the marketplace, especially with mid and small clients, and we have successfully captured new business from all market segments. Our ongoing strategic operational initiatives across all of our service offerings, combined with our healthy backlog, give us confidence in the Company’s outlook for the future. We continue to have a keen focus on maximizing shareholder value and driving shareholder returns through revenue growth, margin improvement, strong free cash flow generation, and return on invested capital.”

For the three months ended March 31, 2014 consolidated service revenue increased by 8.3% to $492.4 million compared with $454.5 million in the prior year period. The positive impact from foreign exchange movements on revenue in the quarter was $1.8 million. The HERON acquisition contributed approximately $2.5 million to revenue in the quarter. On a constant currency, same store basis, revenue growth was 7.4% year-over-year. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $52.2 million, or 10.6% of service revenue, in the third quarter of Fiscal Year 2014, as compared with $36.6 million, or 8.1% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $34.7 million, or $0.60 per diluted share, compared with GAAP net income of $29.5 million, or $0.50 per diluted share for the quarter ended March 31, 2013. GAAP diluted earnings per share grew 20.0% year-over-year.

The financial results of the March quarter in the current and prior year period each included special items, as detailed in the financial charts within this press release. Excluding the impact of these special items, adjusted operating income in the third quarter of Fiscal Year 2014 was $53.2 million, or 10.8% of service revenue. Excluding the impact of these special items, adjusted operating income in the third quarter of Fiscal Year 2013 was $37.3 million, or 8.2% of service revenue. Excluding the impact of these special items, adjusted net income was $32.3 million, or $0.56 per diluted share in the quarter ended March 31, 2014, and was $29.5 million, or $0.50 per diluted share in the quarter ended March 31, 2013. Adjusted earnings per share grew 12.0% year-over-year.

On a segment basis, service revenue for the third quarter of Fiscal Year 2014 was $373.2 million in Clinical Research Services (CRS), $51.9 million in PAREXEL Consulting (PC), and $67.3 million in PAREXEL Informatics (PI).

For the nine months ended March 31, 2014, consolidated service revenue was $1.429 billion versus $1.271 billion in the prior year period, an increase of 12.4%. GAAP operating income for the current nine-month period was $140.7 million, or 9.8% of service revenue, compared with GAAP operating income of $97.8 million, or 7.7% of service revenue in the prior year period. GAAP net income for the nine months ended March 31, 2014 was $89.0 million, or $1.55 per diluted share, compared with GAAP net income of $65.9 million, or $1.10 per diluted share, in the prior year period. Excluding the impact of special items as detailed in the financial charts within this press release in both nine month periods, adjusted operating income was $142.9 million or 10.0% of consolidated service revenue for the nine months ended on March 31, 2014, compared with $99.2 million or 7.8% of consolidated service revenue for the nine months ended on March 31, 2013. On an adjusted basis, net income for the nine months ended March 31, 2014 was $87.3 million, or $1.52 per diluted share, compared with $71.4 million or $1.19 per diluted share in the comparable prior year nine-month period.

Backlog at the end of March 2014 was $4.93 billion, an increase of 9.4% year-over-year. The reported backlog included gross new business wins in the quarter of $781.6 million, cancellations of $208.7 million, and a positive impact from foreign exchange rates of $32.0 million. The net book-to-bill ratio was 1.16 in the quarter.

The Company issued forward-looking guidance for the fourth quarter of Fiscal Year 2014 (ending June 30, 2014) and increased guidance for Fiscal Year 2014 as described in the text and chart below. The guidance takes into account a number of factors, including recent exchange rates, tax rates, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 4/29/14	Guidance Issued 1/29/14
Q4 FY 2014 Revenue	$507 - $513 million	N/A
Q4 FY 2014 GAAP EPS	$0.59 - $0.63	N/A

FY 2014 Revenue	$1.936 - $1.942 billion	$1.920 - $1.930 billion
FY 2014 GAAP EPS	$2.13 - $2.17	$1.99 - $2.09
FY 2014 non-GAAP EPS	$2.11 - $2.15	$2.01 - $2.11

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s Third Quarter Fiscal Year 2014 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Wednesday, April 30, 2014 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International Third Quarter Fiscal Year 2014 earnings conference call.

A presentation of Third Quarter Fiscal Year 2014 results, as well as certain trended financial information, may be found in the Investors section of the Company’s website under the “Financial Information” section, in a report titled “Additional Financials”.

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of knowledge-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 75 locations in 50 countries around the world, and has approximately 15,335 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL, PAREXEL Informatics, Perceptive, Perceptive MyTrials, and “Your Journey. Our Mission.” are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the recent acquisitions of LIQUENT, Inc. and HERON Group Ltd., Inc., or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 as filed with the Securities and Exchange Commission (SEC) on January 31, 2014, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Service revenue	$492,375	$454,493	$1,428,765	$1,271,314
Reimbursement revenue	85,543	68,958	252,453	197,794
Total revenue	577,918	523,451	1,681,218	1,469,108
Costs and expenses:
Direct costs	323,149	311,917	950,850	892,646
Reimbursable out-of-pocket expenses	85,543	68,958	252,453	197,794
Selling, general and administrative	96,602	88,038	277,042	229,975
Depreciation	16,802	15,773	48,848	46,030
Amortization	3,725	2,891	11,383	6,018
Restructuring benefit	(74)	(732)	(74)	(1,150)
Total costs and expenses	525,747	486,845	1,540,502	1,371,313
Income from operations	52,171	36,606	140,716	97,795
Other expense, net	(2,364)	(773)	(9,036)	(3,370)
Income before income taxes	49,807	35,833	131,680	94,425
Provision for income taxes	15,068	6,309	42,658	28,494
Effective tax rate	30.3%	17.6%	32.4%	30.2%
Net income	$34,739	$29,524	$89,022	$65,931

Earnings per common share:
Basic	$0.61	$0.51	$1.58	$1.12
Diluted	$0.60	$0.50	$1.55	$1.10
Shares used in computing earnings per common share:
Basic	56,713	58,024	56,494	58,942
Diluted	57,673	59,074	57,486	60,005

Balance Sheet Information	Preliminary
(in thousands)	March 31, 2014	March 31, 2013	June 30, 2013
Billed accounts receivable, net	$522,850	$404,956	$457,155
Unbilled accounts receivable, net	229,019	246,071	248,219
Deferred revenue	(494,782)	(395,438)	(408,336)
Net receivables	$257,087	$255,589	$297,038

Cash and marketable securities	$298,655	$288,360	$274,164
Working capital	$397,085	$410,292	$403,229
Total assets	$1,873,285	$1,693,955	$1,779,624
Short-term borrowings	$10,533	$10,002	$20,399
Long-term debt	$290,000	$390,000	$427,500
Stockholders' equity	$670,764	$551,924	$538,946

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Three Months Ended				Three Months Ended
	March 31, 2014				March 31, 2013
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$96,602	$(1,084)	(a)	$95,518	$88,038	$(1,446)	(e)	$86,592
Restructuring benefit	$(74)	$74	(b)	$—	$(732)	$732	(b)	$—
Income from operations	$52,171	$1,010		$53,181	$36,606	$714		$37,320
Other expense, net	$(2,364)	$(196)	(c)	$(2,560)	$(773)	$93	(f)	$(680)
Income before income taxes	$49,807	$814		$50,621	$35,833	$807		$36,640
Provision for income taxes	$15,068	$3,210	(d)	$18,278	$6,309	$866	(g)	$7,175
Net income	$34,739	$(2,396)		$32,343	$29,524	$(59)		$29,465
Diluted earnings per common share	$0.60	$(0.04)		$0.56	$0.50	$—		$0.5
Effective tax rate	30.3%			36.1%	17.6%			19.6%

(a) Adjustments include $0.9 million of legal settlements and acquisition and integration related charges, and $0.2 million loss related to the revaluation of HERON earn-out contingent consideration liability

(b) Decrease in facility-related charges associated with restructuring plans
(c) Recovery from bankruptcy settlement on previously impaired investment
(d) Tax effect on non-GAAP adjustments, and a $3.0 million adjustment due to reserve release
(e) Adjustment for legal settlements and acquisition and integration related charges
(f) Accelerated amortization of deferred financing fees related to credit facility modification
(g) Tax effect on non-GAAP adjustments, and a $0.5 million adjustment due to state valuation allowance release

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Nine Months Ended				Nine Months Ended
	March 31, 2014				March 31, 2013
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$277,042	$(2,236)	(a)	$274,806	$229,975	$(2,603)	(e)	$227,372
Restructuring benefit	$(74)	$74	(b)	$—	$(1,150)	$1,150	(b)	$—
Income from operations	$140,716	$2,162		$142,878	$97,795	$1,453		$99,248
Other expense, net	$(9,036)	$(196)	(c)	$(9,232)	$(3,370)	$(302)	(f)	$(3,672)
Income before income taxes	$131,680	$1,966		$133,646	$94,425	$1,151		$95,576
Provision for income taxes	$42,658	$3,685	(d)	$46,343	$28,494	$(4,366)	(g)	$24,128
Net income	$89,022	$(1,719)		$87,303	$65,931	$5,517		$71,448
Diluted earnings per common share	$1.55	$(0.03)		$1.52	$1.10	$0.09		$1.19
Effective tax rate	32.4%			34.7%	30.2%			25.2%

(a) Adjustments include $2.3 million of legal settlements and acquisition and integration related charges, partially offset by $0.1 million gain related to the revaluation of HERON earn-out contingent consideration liability

(b) Decrease in facility-related charges associated with restructuring plans
(c) Recovery from final bankruptcy settlement on previously impaired investment
(d) Tax effect on non-GAAP adjustments, and a $3.0 million adjustment due to reserve release
(e) Adjustment for legal settlements and acquisition and integration related charges
(f) Adjustment includes $0.4 million gain on facility sale previously impaired and $0.1 million in accelerated amortization of deferred financing fees related to credit facility modification
(g) Tax effect on non-GAAP adjustments; tax expense for one-time adjustments to deferred tax assets in Q1 FY13; a net $2.7 million expense due to changes in interest, penalties and a valuation allowance in a foreign jurisdiction in Q2 FY13; and a $0.5 million adjustment due to state valuation allowance release in Q3 FY13

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2014	March 31, 2013
Clinical Research Services (CRS)
Service revenue	$373,216	$342,387
% of total service revenue	75.8%	75.3%
Gross profit	$117,972	$95,505
Gross margin % of service revenue	31.6%	27.9%

PAREXEL Consulting Services (PC)
Service revenue	$51,880	$50,611
% of total service revenue	10.5%	11.1%
Gross profit	$21,460	$20,187
Gross margin % of service revenue	41.4%	39.9%

PAREXEL Informatics (PI)
Service revenue	$67,279	$61,495
% of total service revenue	13.7%	13.6%
Gross profit	$29,794	$26,884
Gross margin % of service revenue	44.3%	43.7%

Total service revenue	$492,375	$454,493
Total gross profit	$169,226	$142,576
Gross margin % of service revenue	34.4%	31.4%

Revenue by Geography
The Americas	$245,093	$231,155
Europe, Middle East & Africa	185,086	161,747
Asia/Pacific	62,196	61,591
Total service revenue	$492,375	$454,493

Quarterly Supplemental Financial Data
Service revenue	$492,375	$454,493
Reimbursement revenue	85,543	68,958
Investigator fees	120,796	118,051
Gross revenue	$698,714	$641,502

Days sales outstanding	33	36

Capital expenditures	$15,636	$18,741

PAREXEL International Corporation
Segment Information
(Unaudited)

	Nine Months Ended	Nine Months Ended
(in thousands)	March 31, 2014	March 31, 2013
Clinical Research Services (CRS)
Service revenue	$1,069,675	$960,134
% of total service revenue	74.9%	75.5%
Gross profit	$321,012	$250,671
Gross margin % of service revenue	30.0%	26.1%

PAREXEL Consulting Services (PC)
Service revenue	$160,949	$148,236
% of total service revenue	11.3%	11.7%
Gross profit	$66,040	$59,673
Gross margin % of service revenue	41.0%	40.3%

PAREXEL Informatics (PI)
Service revenue	$198,141	$162,944
% of total service revenue	13.8%	12.8%
Gross profit	$90,863	$68,324
Gross margin % of service revenue	45.9%	41.9%

Total service revenue	$1,428,765	$1,271,314
Total gross profit	$477,915	$378,668
Gross margin % of service revenue	33.4%	29.8%

Revenue by Geography
The Americas	$710,391	$638,634
Europe, Middle East & Africa	524,305	450,125
Asia/Pacific	194,069	182,555
Total service revenue	$1,428,765	$1,271,314